Exhibit A-3


                         DRAFT PROPOSALS FOR PROXY STATEMENT
                         -----------------------------------





          PROPOSAL __

          AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

               The Board of Directors has proposed and declared advisable an amendment (the "Common Stock Amendment") to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized shares of common stock, par value $1.00 per share (the "Common Stock"), from One Hundred Million (100,000,000) shares of Common Stock to Two Hundred Million (200,000,000) shares of Common Stock (the "Common Stock Proposal"). The Board of Directors recommends that the Company's stockholders approve the Common Stock Amendment by voting FOR Proposal __.

               If the proposed Common Stock Amendment is adopted by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Company's Common Stock entitled to vote at the Company's Annual Meeting, the proposed Common Stock Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New Jersey, which is expected to occur shortly after such stockholder approval. A copy of the proposed Common Stock Amendment is attached as Appendix A hereto and the following description is qualified in its entirety by reference thereto. Appendix B hereto shows how the current Article FOURTH of the Certificate would change if the Common Stock Amendment is approved by the Company's stockholders.

               As of December 29, 1997, ______ shares of Common Stock were outstanding and additional shares of Common Stock in an aggregate amount of approximately ______ were reserved for issuance and remained unissued under the Company's Dividend Reinvestment Plan, Customer Stock Purchase Plan and Shareholder Rights Plan and under various long-term incentive and benefit plans, leaving approximately _____ shares of authorized but unissued Common Stock unreserved and available for issuance. If this Common Stock Proposal is approved by the stockholders, the Company will have 200,000,000 shares of authorized Common Stock.

              Other than with respect to the shares of Common Stock reserved for issuance as set forth above, the Board of Directors has no present plans with respect to the issuance of any material amount of additional shares of Common Stock. However, the Company periodically reviews various transactions that could result in the issuance of additional shares of Common Stock.

               The adoption of this Proposal will not in itself result in the immediate issuance of any additional shares of Common Stock. The increase in the authorized number of shares is intended to provide sufficient authorized but unissued shares for stock dividends and stock splits, for use in connection with acquisitions, for financing transactions and for other corporate purposes.

               Approval of Proposal __ will permit the Board of Directors to issue such additional shares without further approval of stockholders and upon such terms and at such times as it may determine unless stockholder approval is required by applicable law or stock exchange requirements. Holders of the Company's securities have no preemptive rights to subscribe to the Company's securities.

               The additional shares of Common Stock proposed to be authorized could be issued to a holder who might vote against a proposed merger or sale of assets or other corporate transaction and therefore would be available for use to impede or discourage an attempted takeover of the Company.

          Vote Needed for Approval of Additional Shares of Common Stock
          -------------------------------------------------------------

               Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares outstanding and entitled to vote on this proposal. An abstention or failure to vote (including a broker non-vote) will have no effect on the outcome of the vote.

          Board of Directors Recommendation
          ---------------------------------

               The Board of Directors believes that adoption of this Proposal is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR Proposal __, and the accompanying proxy will be so voted, unless a contrary specification is made.

          PROPOSAL __

          AMENDMENTS OF CERTIFICATE OF INCORPORATION TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK

               The Board of Directors has proposed and declared advisable amendments (the "Preferred Stock Amendments") to Article FOURTH, Article FIFTH and Article SIXTH of the Company's Certificate to authorize Ten Million (10,000,000) shares of a new class of preferred stock, par value $1.00 per share (the "New Preferred Stock"). The Preferred Stock Amendments would also eliminate the Company's existing authorized Three Million Two Hundred Thousand (3,200,000) shares of preferred stock, par value $25 per share (the "Old Preferred Stock"), and all provisions related thereto. There are currently no issued and outstanding shares of Old Preferred Stock. In addition, the Preferred Stock Amendments make certain changes to references to Article FOURTH in other
          Articles in the Certificate.    The Board of Directors recommends
          that the Company's stockholders approve the Preferred Stock Amendments by voting FOR Proposal __.

               If the proposed Preferred Stock Amendments are adopted by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Company's Common Stock entitled to vote at the Company's Annual Meeting, the proposed Preferred Stock Amendments will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New Jersey, which is expected to occur shortly after such stockholder approval. A copy of the Preferred Stock Amendments is attached as Appendix A hereto and the following description is qualified in its entirety by reference thereto. Appendix B hereto shows how the current Article FOURTH, Article FIFTH and Article SIXTH of the Certificate would change if the Preferred Stock Amendments are approved by the Company's stockholders.

               This proposal would add to Article FOURTH of the Certificate provisions authorizing the issuance of 10,000,000 shares of the New Preferred Stock while eliminating provisions authorizing and concerning the Old Preferred Stock. These new provisions would provide that if any series of the New Preferred Stock is created in the manner hereinafter described and the shares of such series are given the right to vote, each holder of shares of such series would be entitled to one vote for each outstanding share of such series of New Preferred Stock held by such holder. Certain provisions of the Certificate currently restrict dividends and other distributions on Common Stock, the incurrence by the Company of additional unsecured debt and certain other actions, so long as any shares of the Old Preferred Stock are outstanding. These provisions would be eliminated if Proposal ___ is adopted. However, as described below, the Board of Directors would be authorized, by the terms of the proposed Preferred Stock Amendments, to impose similar restrictions in connection with any series of the New Preferred Stock that the Board of Directors may create.

               In addition, the new provisions would permit the Board of Directors to issue the New Preferred Stock from time to time without the necessity of further action or authorization by the Company's stockholders (unless otherwise required by applicable law or stock exchange requirements) in one or more series and with such powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board of Directors may, in its discretion, subject to such powers, designations, preferences, rights and qualifications as are contained in the Certificate, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series;
          (b) the dividends, if any, for such series, and whether such dividends, if any, shall be cumulative and/or participating; (c) the circumstances and conditions, if any, under which holders of the shares of such series would be entitled to exercise voting rights including, for example, (i) whether the holders of the shares of such series would be entitled to elect directors of the Company (including whether such holders would be entitled, in the event of a default in the payment of dividends to such holders, to elect a majority of such directors), (ii) whether the holders of the shares of such series would be entitled to vote upon any amendments to provisions of the Certificate relating to such series and (iii) whether any such voting rights would be exercisable by such holders together with the voting rights of the holders of shares of Common Stock or by a separate class vote; (d) the terms and conditions, if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets (including the conversion or exchange price and including whether such conversion or exchange shall be at the election of the Company or the holders of such shares);
          (e) the right or obligation, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption (including whether such redemption shall be at the election of the Company or the holders of such shares); (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding-up of the Company; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Company of, the Company's Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Company.

               The Board of Directors believes that availability of the New Preferred Stock will give the Company necessary flexibility with respect to possible acquisitions, financing transactions and other general corporate requirements. The Company anticipates using New Preferred Stock when it is not opportune to issue Common Stock or debt due to prevailing market conditions or as may be needed to meet Company capital structure requirements.
          The Company has not had preferred stock outstanding since 1986. The New Preferred Stock would be available for issuance, on such terms as the Board of Directors determines, without further action by the stockholders unless such action is required by applicable law or stock exchange requirements. The Company is currently authorized to issue 3,200,000 shares of Old Preferred Stock, none of which are issued and outstanding. If this Proposal is approved by the stockholders, the Company will no longer be authorized to issue Old Preferred Stock and will be authorized to issue 10,000,000 shares of New Preferred Stock. The Company has no present plans, agreements or commitments for the issuance of the New Preferred Stock.

               The actual effect of the authorization of the New Preferred Stock upon the rights of the holders of Common Stock cannot be stated until the Board of Directors determines the respective rights of the holders of one or more series of the New Preferred Stock. Such effects, however, might include (a) restrictions on dividends on Common Stock if dividends on the New Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock; (c) restrictions on the rights of the holders of Common Stock to share in the Company's assets upon liquidation due to satisfaction of any liquidation preference granted to the New Preferred Stock; and (d) dilution of rights of the holders of Common Stock to share in the Company's assets upon liquidation if the New Preferred Stock is participating with respect to distributions upon such liquidation.

               Under certain circumstances, the relative rights, powers, preferences and limitations determined by the Board of Directors in connection with the issuance of shares of the New Preferred Stock could discourage third parties seeking to effect a takeover or otherwise gain control of the Company. For example, the shares of New Preferred Stock could be issued to purchasers who might support the Board of Directors in opposing a hostile takeover bid or could be used in connection with adopting another shareholder rights plan. The issuance of shares of New Preferred Stock could also have the effect of diluting the stock ownership and voting power of a third party seeking to effect a merger, sale of assets, or similar transaction. In the event and to the extent the proposed amendment could facilitate such actions, it could serve to perpetuate incumbent management and directors.
          The Board of Directors is not aware, however, of any specific effort or plan to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

               The Company already has a number of defensive provisions in its Certificate, including a classified Board of Directors, certain fair price and supermajority Board of Directors voting provisions for business combinations with a 5% or greater stockholder, and a prohibition against taking stockholder action in certain situations without the use of a mailed proxy statement. The Company also currently has a shareholder rights plan, the effect of which may be to discourage attempts to gain control of the Company without the approval of the Board of Directors. This rights plan would not be affected by the proposed authorization of shares of New Preferred Stock.

          Vote Needed for Approval of the New Class of Preferred Stock
          ------------------------------------------------------------

               Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares outstanding and entitled to vote on this proposal. An abstention or failure to vote (including a broker non-vote) will have no effect on the outcome of the vote.

          Board of Directors Recommendation
          ---------------------------------

               The Board of Directors believes that adoption of this Proposal is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR Proposal __, and the accompanying proxy will be so voted, unless a contrary specification is made.

                                                                 Appendix A


                    I. Article Fourth of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows: 1

                    FOURTH:   The total authorized capital stock of this
          corporation shall consist of Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share and Two Hundred Million (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

                    The designations and relative rights, powers, preferences and limitations of the different classes of capital stock of this corporation, are as follows:

                    1.   Characteristics of Common Stock and Preferred
                         ---------------------------------------------
          Stock.
          ------

                    The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock into one or more series and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created. For illustrative purposes only, the foregoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

                         (a) the maximum number of shares to constitute each such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

          ---------------------

          1. There are two separate proposals being presented to the Company's stockholders for their approval. Appendix A sets forth all of the provisions of Article FOURTH and the changes to Article SIXTH of the Certificate assuming both Proposal ___ and Proposal ___ are approved by the stockholders. If the stockholders approve only Proposal ___, then the phrase "One Hundred Million (100,000,000) shares of Common Stock" in the first paragraph of Article FOURTH of the Certificate will be deleted and replaced by the phrase "Two Hundred Million (200,000,000) shares of Common Stock" and no other changes will be made to Article FOURTH or Article SIXTH. If the stockholders approve only Proposal ___, then the phrase "Three Million Two Hundred Thousand (3,200,000) shares of Preferred Stock having the par value of Twenty-Five Dollars ($25) per share" in the first paragraph of Article FOURTH of the Certificate will be deleted and replaced by the phrase "Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share", no other changes will be made to the first paragraph of Article FOURTH and all other changes to Article FOURTH and Article SIXTH will be as set forth in Appendix A.

                         (b) whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

                         (c) the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

                         (d) whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

                         (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                         (f) whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

                         (g) whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

                         (h) the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

                         (i) the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

                         (j)  any other preference, relative,
          participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

                    Each share of Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                    2.   Dividends on Preferred Stock.
                         ----------------------------

                    No holder of outstanding shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than the dividends provided therefor pursuant to paragraph 1 hereof.

                    3.   Redemption and Repurchase of Preferred Stock.
                         --------------------------------------------

                    If, on or before the redemption date with respect to any shares of any series of Preferred Stock that are subject to redemption, as fixed or determined pursuant to paragraph 1 hereof, this corporation shall deposit with a bank, trust company or other financial institution monies necessary for the redemption of such shares, then, notwithstanding that any certificate for such shares so redeemed shall not have been surrendered for cancellation, from and after such redemption date, all rights and preferences with respect to such shares so redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the monies so deposited, the amount payable upon redemption of such shares, without interest. Any such monies so deposited by this corporation and unclaimed at the end of six (6) years from such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

                    Nothing herein contained shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law.

                    4.   Dividends on Common Stock.
                         -------------------------

                    Subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

                    5.   Distributions on Common Stock.
                         -----------------------------

                    In the event of any liquidation, dissolution or winding up of this corporation, and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

                    6.   Preemptive Rights.
                         -----------------

                    No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

                    7.   Voting Rights.
                         -------------

                    At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under mandatory provisions of law that shall be controlling. If, and to the extent that, the shares of any series of Preferred Stock are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of such series of Preferred Stock shall be entitled to one vote for each outstanding share of such series of Preferred Stock held by such holder.

                    8.   Reclassification, etc.
                         ----------------------

                    From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the holders of Common Stock as may be provided by law.

                    9.   Consideration for Shares
                         ------------------------

                    To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.

                    II. Paragraph 4(k) of Article FIFTH of the Restated Certificate of Incorporation of the National Fuel Gas Company is hereby amended in its entirety to read as follows:

                    (k) "Subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.

                    III. The phrase "voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof" in the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby deleted and replaced by the words "voting separately from the Common Stock as provided in any amendment creating any series of Preferred Stock".

                    IV. The last paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

                    Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.

                                                                 Appendix B


                    I. Changes to Article FOURTH of the Restated Certificate of Incorporation of National Fuel Gas Company:

                    FOURTH:   The total authorized capital stock of this
          [Corporation] corporation shall consist of [Three] Ten Million
                        ===========                          ===
          [Two Hundred Thousand (3,200,000)] (10,000,000) shares of
                                             ============
          Preferred Stock having the par value of [Twenty-Five Dollars ($25)] One Dollar ($1.00) per share and [One] Two
                 ==================                     ===
          Hundred Million [(100,000,000)] (200,000,000) shares of Common
                                          =============
          Stock having the par value of One Dollar ($1.00) per share.

                    The designations and relative rights, powers,
                                                          =======
          preferences and limitations of the different classes of capital stock of this corporation, are as follows:

                    1.   Characteristics of Common Stock and Preferred
                         ---------------------------------------------
          Stock.
          -----

                    The Board of Directors shall have the authority to
                    ==================================================
          amend this Certificate of Incorporation from time to time to
          ============================================================
          divide the shares of the Preferred Stock [may be divided into and
          ==========
          issued in] into one or more series[, from time to time, as herein
                     ================
          provided. Each series shall be designated so as to distinguish the shares thereof from] and to determine the designation, the
                                   =====================================
          number, and the special and relative rights, powers, preferences
          ================================================================
          and limitations of the shares of [all other series. All shares of
          ==================
          the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to] each series so created. For
                                  ============================
          illustrative purposes only, the foregoing power of the Board of
          ===============================================================
          Directors shall include, but shall not be limited to, the
          =========================================================
          determination of the following terms:
          ====================================

                         (a)  the maximum number of shares to constitute
                         ===  ==========================================
          each such series, which may subsequently be increased or
          ========================================================
          decreased (but not below the number of shares of such series then
          =================================================================
          outstanding) by resolution of the Board of Directors, the
          =========================================================
          distinctive designation thereof and the stated value thereof if
          ===============================================================
          different from the par value thereof;
          ====================================

                         (b)  whether the shares of each such series shall
                         ===  ============================================
          have voting rights and, if such shares are given voting rights,
          ===============================================================
          the terms of such voting rights, subject to the provisions of
          =============================================================
          paragraph 7 hereof;
          ==================

                         (c)  the dividend rate or rates, if any, on the
                         ===  ==========================================
          shares of each such series or the manner in which such rate or
          ==============================================================
          rates shall be determined, the conditions and dates upon which
          ==============================================================
          such dividends shall be payable, the preference or relation that
          ================================================================
          such dividends shall bear to the dividends payable on any other
          ===============================================================
          class or classes or any other series of capital stock (including
          ================================================================
          whether such dividends shall be participating or non
          ====================================================
          participating with respect to any other class or classes or any
          ===============================================================
          other series of capital stock), whether such dividends shall be
          ===============================================================
          cumulative or noncumulative, and if cumulative, the date or
          ===============================================
          dates from which any such dividends [thereon] shall be cumulative
                           ========
          [as provided in paragraph 2 hereof. The];
                                                  =

                         (d)  whether the shares of [the Preferred Stock of
                         ===  ===========
          different] each such series shall be subject to redemption, and,
                     =========        ====================================
          if made subject to redemption, the time or times, [may vary as to
          ================================================
          the following terms, which shall be fixed in the case of each series, at any time prior to the issuance of the shares thereof, in the manner provided in paragraph 7 hereof;

          (a) The annual dividend rate or rates for the particular series and the date from which dividends shall be cumulative on all shares of such series issued on or prior to the record date for the first dividend for such series;

          (b) The redemption] price or prices and other terms,
                                              ================
          limitations, restrictions or conditions of such redemption,
          ===========================================================
          including whether such redemption shall be made at the election
          ===============================================================
          of the corporation or the [for the particular series;
          =========================

          (c) The terms and amount or amounts per share for the particular series payable to the] holders [thereof upon any] of such
                                                             =======
          shares;
          =======

                         (e)  the relative amounts, and the relative rights
                         ===  =============================================
          or preferences, if any, of payment in respect of shares of each
          ===============================================================
          such series which the holders of shares of each such series shall
          =================================================================
          be entitled to receive upon the voluntary or involuntary
          ===============================
          liquidation, dissolution or winding-up of [this] the corporation,
                                             =             ===
          [which may be different for] including whether such rights shall
                                       ===================================
          be limited or participating with respect to shares of any other
          ===============================================================
          class or classes, or any other series, of capital stock upon the
          ================================================================
          voluntary [and] or involuntary liquidation, dissolution or winding
                          ==
          up[, but the amount payable to the Holders or any particular] of
                                                                        ==
          the corporation;
          ================

                         (f)  whether or not the shares of each such
                         ===  ======================================
          series [upon any voluntary liquidation, dissolution or winding up shall always be equal] shall be subject to the operation of a
                                 ================        ==============
          retirement or sinking fund and, if so, [then current redemption
          ======================================
          price for shares of that series;]


          [(d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series except to the extent fixed in paragraph 3 below; and] the
                                                                ===
          terms and provisions relative to the operation of such
          ======================================================
          retirement or sinking fund;
          ===========================

                         [(e) The conversion, participating or] (g)
                                                                ===
          whether or not the shares of each such series shall be
          ======================================================
          convertible into, or exchangeable for, shares of any other class
          ================================================================
          or classes or any other series of capital stock, or other
          =========================================================
          securities, whether or not issued by the corporation, and if
          ============================================================
          so convertible or exchangeable, the price or prices or the rate
          ===============================================================
          or rates of conversion or exchange, the method, if any, of
          ==========================================================
          adjusting any such price or prices or rate or rates and whether
          ===============================================================
          such shares shall be convertible or exchangeable at the election
          ================================================================
          of the corporation or the holders of such shares;
          =================================================

                         (h)  the limitations and restrictions, if any, to
                         ===  ============================================
          be effective while any shares of each such series are
          =====================================================
          outstanding, upon the payment of dividends or the making of other
          =================================================================
          distributions on, and upon the purchase, redemption or other
          ============================================================
          acquisition by the corporation of, the Common Stock or any other
          ================================================================
          class or classes or any other series of capital stock of the
          ============================================================
          corporation ranking junior to the shares of such series either
          ==============================================================
          as to dividends or upon liquidation, dissolution or winding-up
          ==============================================================
          of the corporation;
          ===================

                         (i)  the conditions or restrictions, if any, to be
                         ===  =============================================
          effective while any shares of each such series are outstanding,
          ===============================================================
          upon the creation of indebtedness of the corporation or upon the
          ================================================================
          issuance of any additional stock (including additional shares of
          ================================================================
          such series or of any other class) ranking on a parity with or
          ==============================================================
          prior to the shares of such series as to dividends or
          =====================================================
          distribution of assets upon liquidation, dissolution or winding
          ===============================================================
          up of the corporation; and
          ==========================

                         (j)  any other preference, relative,
                         ===  ===============================
          participating, optional or other special rights, and the
          ================================
          qualifications, limitations [(including refunding limitations)] or restrictions thereof, [if any, of the particular] as shall
                                                               ========
          not be inconsistent with law, this Article FOURTH or any
          ========================================================
          amendment creating such series.
          =======================

                    Each share of [the] Common Stock shall be equal in all respects to every other share of the Common Stock. The Common
                                                              ==========
          Stock shall be subject to the express terms of the Preferred
          ============================================================
          Stock and any series thereof.
          =============================

                    2.   Dividends on Preferred Stock.
                         ----------------------------

                    [The holders] No holder of outstanding shares of [each]
                                  =========
          any series of the Preferred Stock shall be entitled [in
          ===
          preference to the holders of the Common Stock to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends, at the annual dividend rate for the particular series fixed therefor, payable quarterly on January 15, April 15, July 15, and October 15 of each year. The dividends on all shares of all series of Preferred Stock shall be cumulative. No dividends shall be declared on any series of the Preferred Stock for any dividend period unless there shall be declared on all shares of all series of the Preferred Stock, at the time outstanding, dividends in the same proportion to the sum which would be payable on said shares if all dividends were paid in full. In case of all shares of each particular series, the dividends on shares of such series shall be cumulative,]

          [(a) if issued on or prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as herein provided;]

          [(b) if issued during the period commencing after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date; or]

          [(c) otherwise from the dividend payment date next preceding the date of issue of such shares;]

          [so that unless dividends on all outstanding shares of each series of the Preferred Stock shall have been paid or declared and set apart for payment for all past dividend periods, no dividends shall be paid or declared and no other distribution shall be made (other than dividends or distributions payable in Common Stock)
          on the Common Stock, and no Common Stock shall be Purchased or otherwise acquired for value by this corporation. Any accumulation of dividends on the Preferred Stock shall not bear interest. The holders of the Preferred Stock of any series shall not be entitled] to receive any dividends thereon other than the dividends [referred to in this] provided therefor pursuant to
                                          =============================
          paragraph [2] 1 hereof.
                        ========

                    3.   Redemption and Repurchase of Preferred Stock[.]
                         -------------------------------------------

                    [This corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock, at any tine or from time to time (subject to any terms of a particular series restricting refunding or redemption thereof at the redemption price of the shares of the particular series fixed therefor as herein provided, which shall include unpaid accumulated dividends, if any, to the date of such redemption. Notice of every such redemption shall, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption, be mailed to the holders of record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of this corporation; but, no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, this corporation shall select by lot or pro rata, in such manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to time limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the] If, on or before the redemption date
                                     ====================================
          with respect to any shares of any series of [the] Preferred Stock
          ===================
          [shall be redeemed from time to time. If on or before the] that
                                                                     ====
          are subject to redemption [date specified in such notice all
          ==============
          funds necessary for such redemption shall have been set apart by] , as fixed or determined pursuant to paragraph 1 hereof, this
          ========================================================
          corporation[, separate and aside from its other funds,] shall
                                                                  =====
          deposit with a bank, trust company or other financial institution
          =================================================================
          monies necessary for the [account of the holders of the shares to
          ================
          be redeemed, so as to De and continue to be available therefor] redemption of such shares, then, notwithstanding that any
          =========================
          certificate for such shares so [called for redemption] redeemed
                                                                 ========
          shall not have been surrendered for cancellation, from and after [the date fixed for] such redemption[, the shares represented
                               ====
          thereby shall no longer be deemed outstanding, and] date, all
                                                              =====
          rights and preferences with respect to such shares so [called for redemption] redeemed shall forthwith on such redemption date
                      ========
          cease and terminate, except only the right of the holders thereof to receive, out of the [funds] monies so [set apart]
                                         ======
          deposited, the amount payable upon redemption [thereof, without
          =========
          interest, provided, however, that this corporation may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, and, at any time prior to the reception date specified in such notice, deposit, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company doing business in the Borough of Manhattan, City and State of New York, designated in such notice of reception, and, upon such deposit all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights and preferences with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, provided further that notice of such right shall be included in the notice of redemption hereinabove provided for. Any monies] of such
                                                              =======
          shares, without interest.  Any such monies so deposited by this
          =============================================
          corporation [pursuant to this paragraph 3] and unclaimed at the end of six (6) years from [the date fixed for] such redemption
                                                         ====
          date shall be repaid to this corporation upon its request, after
          ====
          which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

                    [If at any time this corporation shall have failed to
          pay dividends in full on any outstanding shares of the Preferred Stock, thereafter and until dividends in full on all shares of the Preferred Stock outstanding shall have been paid, or declared and set apart for payment, for all past quarterly dividend periods, this corporation shall not redeem any shares of the Preferred Stock (except by redemption of all of the shares of the Preferred Stock outstanding) and shall not purchase or otherwise acquire for value any shares of the Preferred Stock or make any payment, or set aside any funds for payment, into a sinking fund, if any, for the purchase or redemption of any shares of Preferred Stock unless (1) approval for such purchase, partial redemption or other acquisition is obtained from the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority), and (ii) such purchase, partial reception or other acquisition is in accordance with an offer (which may vary as to the terms offered with respect to shares of different series of the Preferred Stock) made in writing to all holders of shares of the Preferred Stock.] Nothing herein contained[, except for time foregoing,] shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter,
                       =========
          in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the
                                                                =
          extent and in the manner now or hereafter permitted by law[, subject, however, to the limitations herein imposed upon the issue of shares of Preferred Stock.]

          [4. Preference on Liquidation, etc. of Preferred Stock.]

          [Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of this corporation, and after paying or providing for the payment of all creditors of this corporation, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the shares of fee particular series fixed therefor as provided in the resolutions creating such series, which shall include unpaid accumulated dividends, if any, to the date of such distribution. But no payments on account of such distributive amounts shall be made to the holders of shares of any series of the Preferred Stock unless there shall be paid at the same time to the holders of shares of each other series of the Preferred Stock at the time outstanding, distributive amounts in the same proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of this corporation other than amounts referred to in this paragraph. Neither the consolidation or merger of this corporation with or into any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this corporation for the purposes of this paragraph].

                    [5] 4.    Dividends on Common Stock[.]
                        =     -------------------------

                    [Whenever the full dividends on the shares of all] Subject to the rights and preferences of each series of [the]
          =============================================
          Preferred Stock [at the time outstanding for all past quarterly dividend periods shall have been paid or declared and set apart for payment and after all amounts then or theretofore required to be set apart or applied in respect of any sinking fund, then],
                                                                       =
          as determined pursuant to paragraph 1 hereof, such dividends
          =============================================
          (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

                    [6.] 5.   Distributions on Common Stock.
                         ==   -----------------------------

                    In the event of any liquidation, dissolution or winding up of this corporation, [all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation and after paying or providing for the payment to the holders or shares or all series of the Preferred Stock of the fuel distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.]

          [7. Designation and Terms of Series.]

          [The Board of Directors of this corporation may, at any time or from time to time, within the then total authorized number of shares of the Preferred Stock of all series, increase the authorization number of shares of any series of the Preferred Stock, establish or reestablish any unissued shares of Preferred Stock as shares of the Preferred Stock of any series or as Preferred Stock which is not part of a then existing series, create one or more additional series of the Preferred Stock, fix the authorization number of shares of any series (which number of shares shall be subject to change from time to time by like action except where the amendment creating the series otherwise provides), and fix the designations and the terms of any series of the Preferred Stock in the respects in which the shares of any series may vary from the shares of other series of the Preferred Stock, as provided in paragraph 1 hereof.]

          [8. Restrictions on Certain Corporate Action.]

          [(A) So long as any shares of the Preferred Stock are outstanding, this corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding]

          [(a) create or authorize any shares of any class of stock ranking prior to the Preferred Stock or create or authorize any security convertible into shares of any such stock, or issue any shares of any class of stock ranking prior to the Preferred Stock more than twelve (12) months after the date as of which this corporation was empowered to create or authorize such prior ranking stock. (Whenever reference is made to shares "ranking prior to the Preferred Stock", such reference shall mean all shares of this corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of this corporation are given preference over the rights of the holders of Preferred Stock; whenever reference is made to shares "ranking on a parity with the Preferred Stock", such reference shall mean and include all shares of this corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions, is in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation rank on parity (except as to the amounts fixed therefor) with the rights of the holders of Preferred Stock); or]

          [(b) amend, alter or repeal any of the powers, preferences or special rights of the Preferred Stock then outstanding so as to affect adversely any such powers, preferences or special rights; provided, however, that if any such amendment, alteration or repeal affects adversely the powers, preferences or special rights of one or more, but not all, series of the Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized number of shares of Preferred Stock or to create or authorize, or increase or decrease the authorized number of shares of, any class of stock ranking on a parity with the outstanding shares of Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the holders of Preferred Stock or of any series thereof.]

          [This subparagraph (A) shall not apply to, and the class or series vote herein specified shall not be required for approval of, any action of the types described in clause (a) or (b) which is a part of or effected in connection with a consolidation of merger approved by the holders of Preferred Stock or which, under clause
          (b) of subparagraph (B) of this paragraph 8, does not require their approval.]

          [(B) So long as any shares of the Preferred Stock are outstanding, this corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred
          Stock then outstanding:]

          [(a) issue or assume, not permit any subsidiary to issue or assume, any unsecured notes or other securities representing unsecured debt (other than debt securities described in subclauses (i) and (ii) of this clause (a), unsecured debt securities issued for the purpose of refunding or renewing outstanding unsecured debt securities resulting in equal or longer maturities or for the purpose of redeeming or otherwise retiring all outstanding shares of the Preferred Stock), if, after giving effect to such issue or assumption, (i) the total outstanding principal amount of all unsecured notes or other securities representing unsecured debt of this corporation and its subsidiaries consolidated would then thereby exceed 20% of the aggregate of all existing secured debt of this corporation and its subsidiaries consolidated and the capital stock, premiums thereon, and surplus of this corporation and its subsidiaries consolidated at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the calendar month in which such issue or assumption would be made, adjusted for any dividends or distributions declared by, and any changes in capital or paid-in surplus of, this corporation and its subsidiaries on a consolidated basis to and including the date of the issue or assumption or (2) the total outstanding principal amount of all unsecured notes or other securities representing unsecured debt of this corporation and its subsidiaries consolidated with maturities of less than 10 years would then exceed 10% of such aggregate. For the purpose of this clause (a), the payment due upon the maturity of unsecured debt which had an original single maturity in excess of 10 years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of 10 years shall not be regarded as unsecured debt of a maturity of less than 10 years until such payment shall be required to be made within 3 years.]

          [(i) As used in clause (a), the term "unsecured debt" shall not include (x) any debentures issued by this corporation under any indentures heretofore or hereafter entered into by this corporation with any trustee, including any amendments or supplements thereto, (y) inventory loans having maturities of not more than twelve (12) months, and (z) accounts receivable loans; provided, however, that the issuance of any such debentures and the incurrence of any such loan obligations shall have been approved by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority).]

          [(ii) As used in clause (a), the term "secured debt" shall include the debentures referred to in (i)(x) above, and all other forms of debt of this corporation and its subsidiaries which are secured by their terms but shall not include the loans specified in (i)(y) above.]

          [(iii) As used in subclause (i)(z) above, "accounts receivable loans" shall mean an amount of unsecured debt having maturities of not more than twelve (12) months equal to the difference between (I) the highest amount of the aggregate of billed but uncollected charges for delivered gas (net of reserves for bad debts) and the charges for delivered but unbilled gas at the end of any calendar month within the twelve (12) calendar months immediately preceding the calendar month in which the issue or assumption of unsecured debt would be made, and (II) the average amount of the aggregate of billed but uncollected charges for delivered gas (net of reserves for bad debts) and the charges for delivered by unbilled gas at the end of each calendar month of the six (6) consecutive calendar month period from June through November in the immediately preceding calendar year.]

          [(b) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of this corporation's assets, unless such merger, consolidation, the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, or such sale or other disposition of assets, shall have been ordered, exempted, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority); or]

          [(c) issue any additional snares, or reissue any reacquired shares, of Preferred Stock or of any other class of stock ranking on a parity with the outstanding shares of the Preferred Stock as to dividends or assets for any purpose other than to redeem or otherwise retire an equal par amount or stated value of Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, unless:]

          [(i) the consolidated gross income of this corporation and its subsidiaries for any twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar month of such issuance is equal to at least one and one-half (1 1/2) times the aggregate of the annual interest charges on the indebtedness of this corporation and its subsidiaries consolidated (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued, as to dividends or assets), which will be outstanding immediately after the issuance of such shares; and]

          [(ii) the aggregate of the junior stock equity (as defined in paragraph 13 hereof) is at least equal to the aggregate amount payable upon any involuntary liquidation, dissolution or winding up of this corporation with respect to all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto or.on parity therewith as to dividends or assets, which will De outstanding immediately after the issuance of such shares of Preferred Stock or Stock ranking on a parity therewith.]

          [As used in subclause (i) of this clause (c), the term "consolidated gross income of this corporation and its subsidiaries" shall mean the sum of the consolidated net income of the corporation and its subsidiaries as determined by this corporation in accordance with sound accounting practice plus amounts deducted in the computation of such consolidated net income for interest charges on indebtedness and for dividends paid or accrued on the Preferred Stock of this corporation, and the term "indebtedness" shall mean all obligations, whether or not represented by bonds, debentures or notes for the repayment of money borrowed, all deferred obligations for the payment of the purchase price of property purchased and all obligations assumed, but shall not include any customers' deposits or employees' deposit accounts or employees' pension or other accounts.]

          [If during the period as of which consolidated gross income is to be determined for the purpose set forth in subclause (i) of this clause (c), the amount required to be charged for depreciation, depletion and amortization in the determination of "Consolidated Income Available for Dividends" under the most restrictive provisions of this corporation's indentures with trustees for debentures (now outstanding or hereafter created) pursuant to which debentures have been issued by this corporation, exceeds the amounts so charged on the books of this corporation and its consolidated subsidiaries as reported in the last annual officers' Certificates filed with such trustees, such excess shall also be deducted in determining consolidated gross income of this corporation and its subsidiaries.]

          [(C) So long as any shares of the Preferred Stock are outstanding, this corporation shall not declare any dividends or make any distributions, other than dividends or distributions payable in Common Stock, to one holders of shares of its Common Stock if after giving effect to such declaration or distribution the capital of this corporation represented by its Common Stock as would then be stated on its books of account, together with the consolidated surplus of this corporation and its subsidiaries at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the month in which such dividends or distributions are declared, shall in the aggregate be less than the involuntary liquidating value of all shares of its then outstanding Preferred Stock. For the purpose of this subparagraph, such consolidated surplus of this corporation and its subsidiaries shall be adjusted for any other dividends or distributions declared by, and changes in capital or paid-in surplus of, this corporation and its subsidiaries on a consolidated basis, to and including the date of such declaration.]

          [(D) As used in this Article FOURTH, the term "subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.]

          [(E) As used in this paragraph 8 and in paragraph 13, the term "consolidated surplus of this corporation and its subsidiaries" shall include capital surplus, earned surplus and any other surplus of this corporation and its subsidiaries, consolidated as determined by this corporation in accordance with sound accounting practice.] and subject to the rights and preferences
                                =========================================
          of each series of Preferred Stock, as determined pursuant to
          ============================================================
          paragraph 1 hereof, all assets and funds of this corporation
          ============================================================
          remaining after paying or providing for the payment of all
          ==========================================================
          creditors of this corporation shall be divided among and paid to
          ================================================================
          the holders of the Common Stock according to their respective
          =============================================================
          shares.
          =======
                    [9] 6.    Preemptive Rights.
                        =     -----------------

                    No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

                    [10] 7.   Voting Rights.
                         =    -------------

                    [(A)] At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein.
                       =============================================
          The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as [herein] otherwise expressly provided herein or in any amendment creating a series of Preferred Stock
          ===============================================================
          and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provisions of law that shall be controlling.

          [(B) If and when dividends payable on] If, and to the extent
                                                =====================
          that, the shares of any series of Preferred Stock [shall be in
          =========        =============
          default in an amount equivalent to or exceeding four (4) full quarterly dividends on all] are provided voting rights in
                                      =============================
          accordance with the provisions hereof, including the provision
          ==============================================================
          of such voting rights in any amendment creating such series, each
          =================================================================
          holder of shares of [all] such series of [the] Preferred Stock
          =========                 ====
          [then outstanding, and until all dividends then in default shall have been paid or declared and set apart for payment, the holders of all shares of all series of the Preferred Stock, voting as one class,] shall be entitled to [elect additional directors in the smallest number necessary to constitute a majority of the full Board of Directors, and the holders of shares of Common Stock, voting separately as a class, shall continue to elect the remaining directors of this corporation. While such default continues and the majority of the Board of Directors is being elected by the holders of shares] one vote for each outstanding share of such
                             ===========================================
          series of Preferred Stock[ , the remaining directors shall
          ======
          continue in office for the duration of the respective terms for which they were elected and until their successors are elected by the holders of shares of Common Stock and shall qualify. Each director elected by vote of the holders of shares of Preferred Stock pursuant to the special right to vote as a class shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected by the holders of shares of Preferred Stock and shall qualify.]

          [The division of directors into classes as provided in Article SIXTH shall not apply to the directors elected by vote of the holders of shares of Preferred Stock pursuant to the special right to vote as a class provided in this subparagraph.]

          [(C) If and when all dividends then in default on the shares of Preferred Stock then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of any special right with respect to the election of directors provided in subparagraph (B) hereof, and the voting power of the holders of shares of Preferred Stock and the holders of shares of Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon the payment or setting apart for payment of all accumulated and defaulted dividends on such Preferred Stock, the terms of office of all persons who may have been elected directors of this corporation by vote of the holders of shares of Preferred Stock, as a class, pursuant to such special rights, shall forthwith terminate.]

          [(D) In case of any vacancy in the office of a director occurring among the directors elected by the holders of shares of Preferred Stock, as a class, pursuant to the foregoing provisions of subparagraph (B) hereof, the remaining directors elected by the holders of shares of Preferred Stock may elect, by affirmative vote of a Majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. This special right shall likewise be divested if and when all dividends then in default on the shares of Preferred Stock then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable); but always subject to the same provisions for granting to directors elected by the holders of shares of Preferred Stock the aforesaid right to elect directors to fill vacancies in case of further like default or defaults in dividends on the shares of Preferred Stock and the election of directors by the holders of shares of Preferred Stock.]

          [(E) Whenever under the provisions of subparagraph (B) hereof the right shall have accrued to the holders of shares of Preferred Stock to elect directors, the Board of Directors shall call a special meeting of the holders of shares of Preferred Stock for the election of such additional directors, such meeting to be held not less than forty-five (45) days and not more than ninety
          (90) days after the accrual of such right. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to subparagraph (B) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock shall be required to constitute a quorum for the election of directors by such class.]

          [(F) Except when some mandatory provision of law shall be controlling or except as otherwise provided in clause (b) of paragraph 8(A) hereof or, except as regards the special rights of any series of the Preferred Stock as provided in the amendment creating such series, whenever shares of two or more series of the Preferred Stock are outstanding no particular series of the Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of this corporation by classes may now or hereafter be required.] held by such holder.
                                             ====================

                    [11] 8.   Reclassification, etc.
                         =    ----------------------

                    From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of [paragraph 8 hereof] any amendment creating any
                                             ==========================
          series of Preferred Stock or by applicable law, if any such
          ==============================================
          consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of
                           ===========================================
          shares of Common Stock shall not be subject to amendment,
          ================
          alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the
                                                                  =
          holders of Common Stock as may be provided by law[)].

                    [12] 9.   Consideration for Shares[.]
                         =    ------------------------

                    To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a
                      ==============================================
          general formula established by the Board of Directors, or at not
          ================================================================
          less than such minimum consideration as the Board of Directors
          ==============================================================
          may authorize.
          ==============

          [13. Dividend Restriction.]

          [So long as any shares of the Preferred Stock shall be outstanding, this corporation shall not declare any dividends or make any distributions in respect of outstanding shares of any stock of this corporation ranking junior to the Preferred Stock as to dividends or assets (in this paragraph called "junior stock"), other than dividends in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock except in exchange for or with the proceeds of other junior stock (each such dividend, distribution, purchase or acquisition being in this paragraph called a "dividend") in contravention of the following:]

          [(a) If and so long as the junior stock equity (as defined herein) as the result of a dividend on the junior stock would become less than twenty percent (20%) of total consolidated capitalization
          (as defined herein), this corporation shall not declare such dividends in an amount which, together with all other dividends on the junior stock declared within the year ending with and including the date on which such dividend is declared, exceeds fifty percent (50%) of the consolidated net income of this corporation and its consolidated subsidiaries available for dividends on the junior stock for any period of twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the junior stock which under the restrictions set forth above in this subparagraph
          (a) could have been, and have not been, declared; and]

          [(b) If and so long as the junior stock equity as the result of a dividend on the junior stock would become less than twenty-five percent (25%) but not less than twenty percent (20%) of total consolidated capitalization, this corporation shall not declare dividends on the junior stock in an amount which, together with all other dividends on the junior stock declared within the year ending with and including the date on which such dividend is declared, exceeds seventy-five percent (75%) of the consolidated net income of this corporation and its consolidated subsidiaries available for dividends on the junior stock for any period of twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar months in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the junior stock which under the restrictions set forth above in subparagraph (a) of this paragraph and in this subparagraph (b) could have been, and have not been, declared.]

          [For the purposes of this Article FOURTH, "junior stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of junior stock then carried on the books of this corporation and consolidated surplus of this corporation and it subsidiaries, less (i) the excess, if any, of the aggregate amount payable on involuntary liquidation of this corporation upon all outstanding shares of the Preferred Stock of this corporation of all classes over the sum of (I) the aggregate par value of such shares and (II) any premium thereon;
          (ii) any amounts on the books of this corporation and its consolidated subsidiaries known, or estimated if not known, to represent the excess, if any, of recorded value over original cost or other recorded basis required by regulatory authorities of used or useful utility plant; and (iii) any intangible items set forth on the asset side of the consolidated balance sheet of this corporation and its consolidated subsidiaries in accordance with generally accepted accounting principles, such as unamortized debt discount and expense; provided, however, that no deduction shall be required to be made in respect of items referred to in clauses (ii) and (iii) of this paragraph in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.]

          [For the purposes of this Article FOURTH, "total consolidated capitalization" shall mean the aggregate of (i) the principal amount of all outstanding indebtedness of this corporation and its consolidated subsidiaries maturing more than twelve (12) months after the date of issue or assumption thereof; and (ii) the par value of, or stated capital represented by, the outstanding shares of all classes of the capital stock of this corporation and its subsidiaries consolidated, plus premiums on such stock and the consolidated surplus of this corporation and its subsidiaries, less any amounts required to be deducted pursuant to clause (ii) and (iii) the immediately preceding paragraph of this paragraph in the determination of junior stock equity.]

          [For the purposes of this paragraph 13 and paragraph 8, "junior stock equity" and "total consolidated capitalization" shall be as of the date on which the dividend or distribution is declared on or which the issue or reissue of capital stock (to which paragraphs 13 and 8 relate) would occur, except, however, consolidated surplus of this corporation and its subsidiaries included therein shall be the amount thereof at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the calendar month in which such dividend or distribution is declared or such issue or reissue of capital stock would occur, adjusted, as applicable, for all dividends or distributions declared and issues or reissues of capital stock by this corporation and its subsidiaries on a consolidated basis subsequent to the date such consolidated surplus of this corporation and its subsidiaries is determined.]

          [Cumulative Preferred Stock, 9.205 Series]

          [The shares of Preferred Stock are hereby divided to create a series of Preferred Stock, and it is hereby determined that such series shall consist of 1,200,000 shares, $25 par value, which shall have the following designation, relative rights, preferences and limitations:]

          [(a) The distinctive serial designation of the series is Cumulative Preferred Stock, 9.20% Series ("9.20% Series")]

          [(b) The annual dividend rate for the 9.20% Series is $2.30 per share per annum payable quarterly on July 15, October 15, January 15 and April 15 of each year, the first dividend date to be July 15, 1976, for the period commencing June 3, 1976, and such dividends to be cumulative from June 3, 1976.]

          [(c) The 9.20% Series shall be subject to redemption in the manner provided in the Certificate of Incorporation at a redemption price per share (i) of $27.30 if the date of redemption is on or prior to April 14, 1981, (ii) of $26.73 if the date of redemption is after that date but on or prior to april 14, 1986, (iii) of $26.15 if the date of redemption is after the last mentioned date but on or prior to April 14, 1991 and (iv) $25.58 thereafter, in each case plus unpaid accumulated dividends to the date of redemption; provided, however, that the 9.20% Series shall not be redeemable on or prior to April 14, 1981, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of Preferred Stock ranking equally with or prior to the 9.20% Series as to dividends or on liquidation, if the interest on such indebtedness or the dividends on such Preferred Stock have an effective annual interest or dividend cost to the corporation (computed in accordance with generally accepted financial practice) of less than 9.50413%, the effective dividend cost to the corporation of the 9.20% Series.]

          [(d) The 9.20% Series shall be entitled to receive, upon involuntary liquidation, dissolution or winding up of this corporation, $25 per share plus accumulated and unpaid dividends, if any.]

          [(e) The 9.20% Series shall be subject to redemption as and for a sinking fund as follows:]

          [On or before April 14 in each year, commencing with the twelve-month period April 15, 1981 through April 14, 1982 and on or before each April 14 thereafter (each such period being hereinafter referred to as a "9.20% Series Sinking Fund Redemption Period" and each such April 14 being hereinafter referred to as a "9.20% Series Sinking Fund Redemption Date"), for so long as any shares of the 9.20% Series shall remain outstanding, the corporation shall redeem, out of funds legally available therefor and otherwise in the manner provided with respect to the corporation's Preferred Stock, cumulative, $25 par value, in the Certificate of Incorporation 60,000 shares of the 9.20% Series (or the number of shares then outstanding if less than 60,000) at the sinking fund redemption price of $25 per share plus, as to each share so redeemed, an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of redemption (the obligation of the corporation so to redeem the shares of the 9.20% Series being hereinafter referred to as the "9.20% Series Sinking Fund Obligation"). The 9.20% Series Sinking Fund Obligation shall be cumulative. If on any 9.20% Series Sinking Fund Redemption Date the corporation shall not have redeemed 60,000 shares during the previous 9.20% Series Sinking Fund Redemption Period and the corporation shall not have funds legally available therefor sufficient to redeem the full number of shares required to be redeemed on or before that date, the 9.20% Series Sinking Fund Redemption Period and each successive 9.20% Series Sinking Fund Redemption Date until such shares shall have been redeemed. Whenever on any 9.20% Series Sinking Fund Redemption Date the funds of the corporation legally available for the satisfaction of the 9.20% Series Sinking Fund Obligation and all other sinking fund and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the 9.20% Series (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the corporation to satisfy fully its Total Sinking Fund Obligation on that date, the corporation shall apply to the satisfaction of its 9.20% Series Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such 9.20% Series Sinking Fund Obligation to such Total Sinking Fund Obligation. In addition to the 9.20% Series Sinking Fund Obligation, the corporation shall have the option, which shall be non-cumulative, to redeem, upon authorization of the Board of Directors and otherwise in the manner provided with respect to the corporation's Preferred Stock, cumulative, $25 par value, in the Certificate of Incorporation on each 9.20% Series Sinking Fund Redemption Date, at the aforesaid sinking fund redemption price, up to 60,000 additional shares of the 9.20% Series. The corporation shall be entitled, at its election, to credit against its 9.20% Series Sinking Fund Obligation for any 9.20% Series Sinking Fund Redemption Period or on any 9./20% Series Sinking Fund Redemption Date any shares of the 9.20% Series (including shares of the 9.20% Series optionally redeemed pursuant to this paragraph (e)) theretofore redeemed, other than shares of the 9.20% Series redeemed pursuant to the 9.20% Series Sinking Fund Obligation, purchased or otherwise acquired and not previously credited against the 9.20% Series Sinking Fund Obligation; and]

          [(f) The 9.20% Series shall have such other relative rights, preferences and limitations as are set forth in the Certificate of Incorporation.]

          [(k) "Subsidiary" shall have the meaning given that term in subparagraph (D) of paragraph 8 of this Article FOURTH hereof
          SIXTH: The business and affairs of this corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, to be elected by the holders of paragraph 10 of Article FOURTH hereof) shall be not less than 7 nor more than 11, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.]

          [The directors of this corporation shall be divided into three classes, designated Class I, Class II and Class III, respectively. Each class shall be as nearly equal in number as may be possible. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, the successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, and successors to directors of any other class, including directors elected in any such class by the Board of Directors to fill one or more vacancies or newly-created directorships, shall be elected for the remaining term of that class. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article SIXTH, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.]

          [Any newly-created directorship resulting from an increase in the number of directors by resolution of the Board pursuant to this Article SIXTH may be filled by a majority of the directors then in office. Any vacancy on the Board of Directors occurring for any reason, other than an increase in the number of directors as aforesaid, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.]

          [Directors of any class shall hold office until the annual meeting of the year in which the term of such class expires or, in the case of directors elected by the Board of Directors to fill vacancies or newly-created directorships, until the next annual meeting following their election, and until their respective meeting following their election, and until their respective successors shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office.]


                    II. Changes to paragraph 4(k) of Article FIFTH of the Restated Certificate of Incorporation of National Fuel Gas
          Company:

                    (k) "Subsidiary" shall [have the meaning given that term in subparagraph ()d) of paragraph 8 of this Article FOURTH hereof] mean any corporation a majority of the voting shares of
                  =======================================================
          which are at the time owned by this corporation or by other
          ===========================================================
          subsidiaries of this corporation or by this corporation and other
          =================================================================
          subsidiaries of this corporation.
          ================================


                    III. Changes to the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas
          Company:

                    The business and affairs of this corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, to be elected by holders of shares of Preferred Stock, [voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof] voting
                                                             ======
          separately from the Common Stock as provided in any amendment
          =============================================================
          creating any series of Preferred Stock) shall be not less than 7
          ======================================
          nor more than 11, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.


                    IV. Changes to the last paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas
          Company:

                    Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately [as a class] from
                                                                     ====
          the Common Stock, to elect directors of this corporation, the
          ================
          number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of [this Certificate of Incorporation applicable thereto, including paragraph 10 of Article FOURTH hereof] any
                                                                    ===
          amendment creating any series of Preferred Stock; and such
          ================================================
          directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.